Exhibit 4.1

SOUTHERN CALIFORNIA GAS COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION

(successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association)

TRUSTEE

SUPPLEMENTAL INDENTURE

To Indenture dated October 1, 1940

Dated as of August 21, 2026

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ARTICLE III SUNDRY PROVISIONS		11

SECTION 3.01.	TRUSTEE NOT RESPONSIBLE FOR RECITALS; RECORDATION OF SUPPLEMENTAL INDENTURE AS REQUIRED BY LAW	11

SECTION 3.02.	DATE OF SUPPLEMENTAL INDENTURE AND SERIES GGG BONDS, DUE 2036, ARE DATES OF IDENTIFICATION	12

SECTION 3.03.	SUPPLEMENTAL INDENTURE DEEMED TO BE PART OF BASE INDENTURE	12

SECTION 3.04.	TRUSTEE ACCEPTS TRUSTS ON SAME TERMS EXPRESSED IN BASE INDENTURE	12

SECTION 3.05.	EXECUTION OF SUPPLEMENTAL INDENTURE IN COUNTERPARTS	12

SECTION 3.06.	DEFINED TERMS	12

SECTION 3.07.	CONFLICTING PROVISIONS	12

SECTION 3.08.	GOVERNING LAW	12

SECTION 3.09.	OTHER SUNDRY PROVISIONS	12

SECTION 3.10.	SIGNATURE PROVISIONS	12

TESTIMONIUM

SIGNATURES AND SEALS

EXHIBIT A

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THIS SUPPLEMENTAL INDENTURE, dated as of August 21, 2026 (this “Supplemental Indenture”), is made and entered into in the City of Los Angeles, State of California by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the “Corporation”) and U.S. BANK NATIONAL ASSOCIATION (successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association), an association duly organized and existing under the laws of the United States of America and having a corporate trust office in the City and County of Los Angeles, State of California (hereinafter, together with its predecessors and successors, if any, as trustees under the Indenture referred to below, sometimes called the “Trustee”).

WITNESSETH:

WHEREAS, the Corporation has executed and delivered to the Trustee a certain First Mortgage Indenture (hereinafter referred to as the “Base Indenture”) dated October 1, 1940, to secure bonds of the Corporation designated generally as its “First Mortgage Bonds” to be issued from time to time in one or more series, any of which series may vary from any other as to certain particulars specified in Section 2.01 of the Base Indenture, and the Corporation has executed and delivered to the Trustee supplemental indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, June 1, 1956, December 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964, June 1, 1965, December 1, 1966, October 1, 1970, August 1, 1972, September 1, 1972, October 1, 1974, May 1, 1976, October 1, 1977, November 1, 1979, February 1, 1981, September 15, 1981, April 1, 1982, August 15, 1983, May 18, 1984, December 16, 1985, March 1, 1986, November 15, 1986, December 1, 1986, January 15, 1988, June 15, 1988, November 1, 1988, December 1, 1990, October 1, 1991, August 15, 1992, December 15, 1992, March 1, 1993, June 15, 1993, November 1, 1993, November 15, 1993, October 1, 2002, October 17, 2003, December 15, 2003, December 10, 2004, November 18, 2005, November 21, 2008, November 18, 2010, September 21, 2012, March 13, 2014, September 11, 2014, June 18, 2015, June 18, 2015, June 3, 2016, May 15, 2018, September 24, 2018, June 4, 2019, January 9, 2020, March 29, 2022, November 14, 2022, May 23, 2023, May 23, 2023, March 18, 2024, August 14, 2024, May 16, 2025, May 16, 2025 and May 15, 2026 supplementing and amending the Base Indenture (each, a “Prior Supplemental Indenture,” and the Base Indenture together with all Prior Supplemental Indentures and this Supplemental Indenture being herein collectively referred to as the “Indenture”); and

WHEREAS, the Base Indenture and the Prior Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952 and August 1, 1955, are recorded in the office of the County Recorder of the Counties listed below in the Official Records thereof, to the extent stated in the Prior Supplemental Indenture dated as of June 1, 1956; the Prior Supplemental Indentures dated, respectively, as of June 1, 1956 and December 1, 1956, are so recorded as stated in the Prior Supplemental Indenture dated as of July 1, 1957; the Prior Supplemental Indenture dated as of July 1, 1957 and each subsequently dated Prior Supplemental Indenture (other than the Prior Supplemental Indenture dated as of May 15, 2026) is so recorded as stated in the Prior Supplemental Indenture dated as of the next succeeding date; and the Prior Supplemental Indenture dated as of May 15, 2026 is recorded in the offices of the County Recorders in the Counties of the State of California, as follows:

County	Reference	Date
Fresno	Official Records, Document 2026-0048843	May 18, 2026

Imperial	Official Records, Document 2026007622	May 20, 2026

Kern	Official Records, Document 000226056756	May 19, 2026

Kings	Official Records, Document 2608264	June 9, 2026

Los Angeles	Official Records, Document 20260373765	May 21, 2026

Monterey	Official Records, Document 2026016344	May 15, 2026

Orange	Official Records, Document 2026000144404	May 19, 2026

Riverside	Official Records, Document 2026-0150908	May 18, 2026

San Bernardino	Official Records, Document 2026-0124740	May 15, 2026

San Diego	Official Records, Document 2026-0140111	May 15, 2026

San Luis Obispo	Official Records, Document 2026015729	May 19, 2026

Santa Barbara	Official Records, Document 2026-0017114	May 20, 2026

Tulare	Official Records, Document 2026-0024191	May 19, 2026

Ventura	Official Records, Document 2026000037339	May 20, 2026

WHEREAS, the Base Indenture and the Prior Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976 and September 15, 1981, copies of each of which were attached as Exhibit B to the Prior Supplemental Indenture dated as of September 11, 2014 recorded in the offices of the County Recorders of San Diego County and San Luis Obispo County, are recorded in such counties to the extent stated in the Prior Supplemental Indentures dated as of June 18, 2015; and

WHEREAS, the Base Indenture and the Prior Supplemental Indentures dated, respectively, as of October 1, 1940, June 1, 1950, August 1, 1955, December 1, 1956, June 1, 1965, August 1, 1972, October 1, 1974, May 1, 1976, September 15, 1981, May 18, 1984, November 18, 2005, November 18, 2010, September 21, 2012, March 13, 2014, September 11, 2014, June 18, 2015, June 3, 2016, May 15, 2018, September 24, 2018, June 4, 2019 and January 9, 2020, copies of each of which were attached as Exhibit A to the Prior Supplemental Indenture dated as of March 29, 2022 recorded in the offices of the County Recorders of Fresno County, Imperial County, Kern County, Kings County, Los Angeles County, Monterey County, Orange County, Riverside County, San Bernardino County, San Diego County, San Luis Obispo County, Santa Barbara County, Tulare County and Ventura County, are recorded in such counties to the extent stated in the Prior Supplemental Indenture dated as of November 14, 2022; and

WHEREAS, the Prior Supplemental Indenture dated as of July 1, 1947, a copy of which was attached as Exhibit B to the Prior Supplemental Indenture dated as of November 14, 2022 recorded in the offices of the County Recorders of Fresno County, Imperial County, Kern County, Kings County, Los Angeles County, Monterey County, Orange County, Riverside County, San Bernardino County, San Diego County, San Luis Obispo County, Santa Barbara County, Tulare County and Ventura County, is recorded in such counties to the extent stated in all Prior Supplemental Indentures and this Supplemental Indenture; and

WHEREAS, bonds of the Corporation of sixteen (16) series designated, respectively, as its “First Mortgage Bonds, Series KK, due 2035,” “First Mortgage Bonds, Series MM, due 2040,” “First Mortgage Bonds, Series NN, due 2042,” “First Mortgage Bonds, Series OO, due 2044,” “First Mortgage Bonds, Series UU, due 2048,” “First Mortgage Bonds, Series VV, due 2049,” “First Mortgage Bonds, Series WW, due 2050,” “First Mortgage Bonds, Series XX, due 2030,” “Green First Mortgage Bonds, Series YY, due 2052,” “First Mortgage Bonds, Series ZZ, due 2033,” “First Mortgage Bonds, Series AAA, due 2053,” “First Mortgage Bonds, Series BBB, due 2054”, “First Mortgage Bonds, Series CCC, due 2034”, “First Mortgage Bonds, Series DDD, due 2035”, “First Mortgage Bonds, Series EEE, due 2055”, and “First Mortgage Bonds, Series FFF, due 2056” are outstanding as a part of the First Mortgage Bonds referred to in the Indenture, each such series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

WHEREAS, pursuant to the provisions of Sections 2.01 and 2.02 of the Indenture, the Board of Directors has, by resolution duly adopted and delivered to the Trustee, authorized the creation, as a part of the First Mortgage Bonds referred to in the Indenture, a new series of bonds designated “First Mortgage Bonds, Series GGG, due 2036” (the “Series GGG Bonds”), of the form, terms and provisions provided herein, which new series of bonds, unless and until the taking of further appropriate action by the Board of Directors, is to be without limitation as to aggregate authorized principal amount and of which series of bonds in the aggregate principal amount of $500,000,000 are to be presently issued; and

WHEREAS, under the provisions of Sections 2.02 and 16.01 of the Indenture, the Corporation and the Trustee may execute and deliver this Supplemental Indenture (i) to set forth the particulars, permitted by Section 2.01 of the Indenture, as to which the Series GGG Bonds may vary from the bonds of the other series of the First Mortgage Bonds, and (ii) for any purpose not inconsistent with the terms of the Indenture;

WHEREAS, the making, executing, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Corporation; and

WHEREAS, the issuance of the Series GGG Bonds and the encumbrance of the Corporation’s property to secure the Series GGG Bonds pursuant to this Supplemental Indenture have been authorized by the Public Utilities Commission of the State of California.

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, receipt of which is hereby acknowledged, and in order: (a) to set forth or specify (i) the form of the fully registered Series GGG Bonds, and the form of the legend to be endorsed on Series GGG Bonds evidenced by Global Securities (as defined in Section 1.02 of Article I of this Supplemental Indenture), and (ii) the terms and provisions of the Series GGG Bonds, including the particulars thereof which vary from the bonds of the other series of the First Mortgage Bonds; and (b) further to secure the payment of the principal of and premium, if any, and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Indenture, including specifically, but without limitation, all of the First Mortgage Bonds now outstanding and the $500,000,000 aggregate principal amount of Series GGG Bonds and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Indenture, and without in any way limiting the generality or effect of the Indenture insofar as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain, sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto U.S. Bank National Association, the Trustee, and to its successors or successors in the trust created by the Indenture, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the Indenture to any of the properties hereinafter referred to or described, to the exceptions (other than as expressly provided in the granting clauses of the Prior Supplemental Indentures dated respectively as of June 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964 and December 1, 1966 with respect to exception (f) set forth on page 67 of the Base Indenture and reading as follows: “(f) Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Corporation, or any property or equipment now or hereafter owned by the Corporation and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage;” which exception (f) is by said granting clauses expressly made inapplicable to certain therein specified parcels of property), reservations, conditions, terms and provisions provided in the Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the Corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresoever situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:

FIRST: All and singular the plants, properties, equipment, real and personal property, estates, interests, goodwill, generating, transmission, feeding, storing, and distribution systems, and utilities of the Corporation situated in the Counties of Fresno, Imperial, Kern, Kings, Los Angeles, Monterey, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, Tulare and Ventura, and elsewhere, in the State of California, with all and singular the franchises, ordinances, grants, easements, licenses, powers, immunities, permits, privileges, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same and any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said counties or elsewhere in said state or any other state or states.

SECOND: All other property, real, personal and mixed, of every kind, nature and description (including, without in any way limiting the effect or the generality hereof, all facilities; all stocks, bonds and other securities from time to time conveyed, assigned, transferred, mortgaged or pledged on behalf of the Corporation, or with its consent, to the Trustee in the manner and for the purposes as provided in the Indenture; all gas manufacturing plants, boilers, engines, compressors, motors, pumps, generators, gasholders, tanks, appliances, oil storage facilities, gas storage facilities, wells, buildings, structures, plants, works and other improvements; all gas transmission and distributing lines and systems; all meters and regulators and all other apparatus, machinery, appliances, tools, furniture, fixtures, supplies, facilities and utilities and other personal property; or any right or interest in any thereof; all business and goodwill, rights, consents, franchises, ordinances, licenses, agreements, contracts, permits, easements, rights of way, leases and leasehold interests; all powers, grants, privileges and immunities to construct, operate and maintain lines and other facilities or properties for conveying gas or other commodity or utility for any purpose or purposes through, under and over public streets or highways, or public or private places or property; all reversions, remainders, tolls, incomes, revenues, earnings, rents, issues and profits of any property, real, personal and mixed; and all other classes and types of property described or referred to in the Indenture), now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation, including the interest of the Corporation in all leases now or hereafter owned by it, together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Indenture, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.

SAVING AND EXCEPTING, however, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the Corporation or hereafter acquired by it, expressly saved and excepted from the lien on the Indenture and therein referred to as the “excepted property” (except as otherwise expressly provided in any Prior Supplemental Indenture hereinabove mentioned with respect to exception (f) of said “excepted property”), unless and until, upon the occurrence of an event of default under the Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.

TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of the Corporation, now or hereafter outstanding under the Indenture as from time to time in effect, and for the enforcement and payment of said bonds and premium, if any, and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture as from time to time in effect, so that each and every such bond shall have the same lien and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Base Indenture.

IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all such bonds are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Indenture is to be held, subject to the covenants, conditions, uses and trusts therein set forth.

ARTICLE I

AMOUNT, FORM, NUMBERING, DENOMINATION,

TRANSFER AND EXCHANGE OF

SERIES GGG BONDS, DUE 2036

Section 1.01. AUTHORIZED AMOUNT OF SERIES GGG BONDS, DUE 2036. The Series GGG Bonds may be issued at any time or from time to time upon and subject to the terms and provisions of the Indenture, and $500,000,000 aggregate principal amount of Series GGG Bonds are to be presently issued. Unless and until the taking of further appropriate action by the Board of Directors of the Corporation the Series GGG Bonds shall be without limitation as to aggregate authorized principal amount and, without limitation to the foregoing, the Corporation may, from time to time, without notice to or the consent of the registered holders of the Series GGG Bonds, but upon and subject to the terms and provisions of the Indenture, increase the principal amount of Series GGG Bonds under the Indenture and issue such increased principal amount, or any portion thereof. Any additional Series GGG Bonds so issued shall have the same form and terms (other than offering price, the date of original issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first Interest Payment Date (as defined below)) as the Series GGG Bonds previously issued and shall form a single series of First Mortgage Bonds under the Indenture with the previously issued Series GGG Bonds.

Section 1.02. SERIES GGG BONDS, DUE 2036; ISSUABLE AS FULLY REGISTERED BONDS. The Series GGG Bonds shall be issued only as fully registered bonds without coupons. In addition, the Series GGG Bonds may be issued in whole or in part in the form of one or more securities that evidence all or part of the bonds of such series and are registered in the name of a depositary (as defined below) or a nominee thereof for such series (each, a “Global Security”) and, in such case, the Board of Directors of the Corporation (or an authorized officer designated by the Board of Directors) shall appoint a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), designated to act as depositary (a “depositary”) for such Global Securities; the initial depositary so appointed is The Depository Trust Company.

Section 1.03. GLOBAL SECURITIES. In the event the Series GGG Bonds are issued as Global Securities the following provisions, in addition to the provisions of the Indenture, shall apply:

(a) Each Global Security authenticated under the Indenture shall be registered in the name of the depositary designated for such Global Security or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Series GGG Bond for all purposes of this Supplemental Indenture.

(b) Notwithstanding any other provision in this Supplemental Indenture, no Global Security may be exchanged in whole or in part for Series GGG Bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary for such Global Security or a nominee thereof unless (A) such depositary has notified the Corporation that it is unwilling or unable to continue as depositary for the Global Security or Global Securities, as the case may be, representing the Series GGG Bonds and a successor depositary has not been appointed by the

Corporation within 90 days of receipt by the Corporation of such notification, (B) if at any time the depositary ceases to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Corporation within 90 days after it became aware of the depositary’s ceasing to be so registered, (C) the Corporation, in its sole discretion, executes and delivers to the Trustee a written order signed in the name of the Corporation by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary to the effect that the Global Securities shall be exchangeable as described below, or (D) an “event of default” (as defined in Section 1.02 of the Indenture) has occurred and is continuing with respect to the Series GGG Bonds. If any of the events described in clauses (A) through (D) of the preceding sentence occur, the beneficial owners of interests in such Global Securities will be entitled to exchange those interests for definitive Series GGG Bonds and, without unnecessary delay but in any event not later than the earliest date on which those interests may be so exchanged, the Corporation will prepare and deliver to the Trustee definitive Series GGG Bonds in such form and denominations as are required by or pursuant to the Indenture, containing identical terms as and in an aggregate principal amount equal to the aggregate principal amount of such Global Securities, such bonds to be duly executed by the Corporation. On or after the earliest date on which such beneficial interests may be so exchanged, such Global Securities shall be surrendered from time to time by the depositary as shall be specified in the order from the Corporation with respect thereto (which the Corporation agrees to deliver) to the Trustee as the Corporation’s agent for such purpose, and in accordance with any instructions given to the Trustee and the depositary by the Corporation (which instructions shall be in writing but need not be contained in or accompanied by an officers’ certificate or be accompanied by an opinion of counsel), to be exchanged, in whole or in part, for definitive Series GGG Bonds as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of each surrendered Global Security, a like aggregate principal amount of definitive Series GGG Bonds of authorized denominations as the portion of such Global Security to be exchanged. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such depositary or its custodian. If a definitive Series GGG Bond is issued in exchange for any portion of a Global Security after the close of business at the place where such exchange occurs on or after (i) any regular record date for a regularly scheduled interest payment date (an “Interest Payment Date”) for such bond and before the opening of business at that place of exchange on such Interest Payment Date, or (ii) any special record date for the payment of interest for such bond which was not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) and before the opening of business at such place of exchange on the related proposed date for the payment of such Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive bond, but shall be payable on the Interest Payment Date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of the Indenture and the Series GGG Bonds.

(c) Subject to clause (b) above, any exchange or transfer of a Global Security for other Series GGG Bonds may be made in whole or in part, and all definitive Series GGG Bonds issued in exchange for or upon transfer of a Global Security or any portion thereof shall be registered in such names as the depositary for such Global Security shall direct. There will be no service charge for (i) any registration or transfer or exchange of a Global Security for other Series GGG Bonds, however a charge may be imposed that is sufficient to reimburse the Corporation for any tax or governmental charge required to be paid with respect to any such registration or transfer, or (ii) any exchange, however the Corporation may charge a sum not exceeding two dollars ($2.00) for each bond issued upon any such exchange and a further sum sufficient to reimburse for any stamp taxes or other governmental charges. The Corporation may block the transfer or exchange of bonds for a period of ten (10) days prior to any Interest Payment Date.

(d) Every Series GGG Bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such bond is registered in the name of a person other than the depositary for such Global Security or a nominee thereof.

Section 1.04. FORM OF LEGEND FOR GLOBAL SECURITY. Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY OTHER PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Section 1.05. FORM OF REGISTERED BONDS AND CERTIFICATE. The Series GGG Bonds and the certificate of authentication to be endorsed on all Series GGG Bonds shall be substantially in the form set forth on Exhibit A.

Section 1.06. OTHER PROVISIONS AND ENDORSEMENTS. The Series GGG Bonds may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto, and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

Section 1.07. DENOMINATIONS; NUMBER. The Series GGG Bonds shall be issuable in denominations of $25,000 or multiples of $25,000 and shall be dated as provided in paragraph 1 of Section 2.01 of the Base Indenture. The Series GGG Bonds shall be numbered in such manner as the Corporation shall at any time or from time to time determine.

Section 1.08. EXCHANGEABILITY OF SERIES GGG BONDS, DUE 2036. In the manner and subject to certain conditions and limitations specified herein and in the Indenture, Series GGG Bonds may be exchanged without a service charge for a like aggregate principal amount of Series GGG Bonds of other authorized denomination or denominations; provided that the Corporation may require payment of a sum or sums sufficient to reimburse it for any stamp tax or other governmental charge payable in connection therewith.

Section 1.09. OFFICES OR AGENCIES FOR PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE OF SERIES GGG BONDS, DUE 2036. The Corporation shall maintain in the City and County of San Francisco, State of California and in such other place or places as the Corporation may designate at any time or from time to time, an office or agency where Series GGG Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San Francisco, State of California shall be the corporate trust office of the Trustee unless and until the Corporation shall designate another office or agency by notice in writing delivered to the Trustee. The Corporation hereby also designates the corporate trust office of the Trustee in the City and County of Los Angeles, State of California as an office or agency where Series GGG Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture; provided, that the Corporation shall have no obligation to continue to maintain such office or agency in the City and County of Los Angeles, State of California. Notwithstanding the foregoing, if and when definitive certificated Series GGG Bonds are issued under the circumstances set forth in clause (b) of Section 1.03 of this Article I, the Corporation shall also maintain in the Borough of Manhattan, the City and County of New York, State of New York, an office or agency where Series GGG Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture.

Section 1.10. CERTAIN CONDITIONS AS TO TRANSFER, ETC., OF SERIES GGG BONDS, DUE 2036. No transfer or exchange of any Series GGG Bonds pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bonds and of the Indenture.

ARTICLE II

INTEREST, MATURITY DATE, REDEMPTION AND CERTAIN OTHER PROVISIONS OF SERIES GGG BONDS, DUE 2036

Section 2.01. INTEREST RATE, MATURITY DATE AND PLACES AND MEDIUM OF PAYMENT OF SERIES GGG BONDS, DUE 2036. The Series GGG Bonds shall bear interest at the rate, shall be expressed to mature as to principal, and shall be payable as to principal, premium, if any, and interest at such place or places and in such money, all as provided in the form of Series GGG Bond set forth on Exhibit A hereto and by the applicable provisions of the Indenture. In addition, August 21, 2026 shall be an Interest Payment Date for the Series GGG Bonds for purposes of paragraph 1 of Section 2.01 of the Base Indenture (as supplemented by the Prior Supplemental Indentures), provided that no interest shall be payable on such date.

Section 2.02. REDEMPTION OF SERIES GGG BONDS, DUE 2036. The Series GGG Bonds shall be subject to redemption prior to maturity as set forth in the form of Series GGG Bond set forth on Exhibit A, upon notice, in the manner and otherwise upon the terms and conditions and with the effect, as provided therein and by the applicable provisions of the Indenture.

Section 2.03. CANCELLATION OF SERIES GGG BONDS, DUE 2036. The Corporation may at any time deliver to the Trustee for cancellation any Series GGG Bonds previously authenticated and delivered under the Indenture which the Corporation may have acquired in any manner whatsoever and all Series GGG Bonds so delivered shall be promptly cancelled by the Trustee upon the request of the Corporation.

Section 2.04. OTHER PROVISIONS OF SERIES GGG BONDS, DUE 2036. The Series GGG Bonds shall, except as in this Supplemental Indenture otherwise expressly provided, be on the terms and provisions, and shall represent such rights and be entitled to such benefits, as are applicable thereto by the terms of the Indenture.

Section 2.05. RENEWAL FUND FOR SERIES GGG BONDS, DUE 2036. The Series GGG Bonds shall be entitled to the benefits of the Renewal Fund as provided in the Indenture.

Section 2.06. DEFEASANCE OF SERIES GGG BONDS, DUE 2036. The following Section 11.01A shall apply to the Series GGG Bonds in lieu of Section 11.01 of the Base Indenture:

“Section 11.01A If the Corporation, its successors or assigns, shall

(a) pay or cause to be paid the principal of and premium, if any, and interest on the bonds and claims for interest thereon to become due at the time and in the manner stipulated therein and herein, and/or

(b) provide for the payment of the bonds and interest thereon by depositing in cash with the Trustee or other depositary satisfactory to it at any time at or before maturity the entire amount due or to become due thereon for principal and premium, if any, and interest to maturity of all the bonds outstanding, and/or

(c) in case of a call of all of the bonds then outstanding for redemption, deposit with the Trustee on or before the date on which all of such bonds (other than those which shall have matured by their terms) shall have been called for redemption, as provided in Article VII, the entire amount of the redemption price thereof, including premium, if any, and interest and shall deliver to the Trustee (1) proof satisfactory to the Trustee that notice of redemption as provided in Article VII has been given, or (2) proof satisfactory to the Trustee that arrangements have been made insuring that such notice will be given, or (3) a written instrument executed by the Corporation under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the Corporation, and/or

(d) surrender to the Trustee for cancellation all the bonds for which payment is not so provided,

and shall also irrevocably direct the Trustee (and any such other depositary), by officers’ certificate delivered to the Trustee (and any such other depositary), to apply any funds deposited pursuant to subdivision (b) or (c) above to the payment of the principal of, and premium, if any, and interest on the bonds as and when the same shall become due and payable as contemplated by such subdivision and pay, or satisfactorily provide, all other sums due and payable hereunder by the Corporation, including the compensation and expenses of the Trustee, then and in that case,

(i) at the request of the Corporation all the mortgaged property shall revert to the Corporation and the entire estate, right, title and interest of the Trustee and of the holders and registered owners of the bonds in respect of the mortgaged property shall thereupon cease, determine and become void; and

(ii) the Trustee in such case, upon the cancellation of all outstanding bonds for the payment of which cash shall not have been deposited in accordance with the provisions of this Indenture, shall upon request of the Corporation, and at its cost and expense and upon delivery to the Trustee of an opinion of counsel stating that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since August 21, 2026 there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of Series GGG Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, (A) execute to the Corporation, or its order, proper instruments acknowledging satisfaction of this Indenture and (B) surrender to the Corporation, or its order, all cash and deposited securities, if any, which shall then be held by it hereunder as a part of the mortgaged property (exclusive of cash held in trust as provided in Section 5.03); provided, however, that if any such property shall have been delivered to the Trustee by any person or corporation other than the Corporation, the same shall be delivered or otherwise disposed of in accordance with any reservations, limitations, conditions or provisions which may have been set forth in the instrument in writing then executed, if any, respecting the use, management or disposition thereof; and provided further that if the Corporation pursuant to clauses (1) or (2) of subdivision (c) above shall have delivered to the Trustee proof satisfactory to it that notice of redemption as provided in Article VII has been given or that arrangements have been made insuring that such notice will be given, there shall also be delivered to the Trustee an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and an opinion of counsel stating that in his opinion such conditions precedent have been complied with.”

ARTICLE III

SUNDRY PROVISIONS

Section 3.01. TRUSTEE NOT RESPONSIBLE FOR RECITALS; RECORDATION OF SUPPLEMENTAL INDENTURE AS REQUIRED BY LAW. The recitals of fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsements showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, or evidence of the taking of such other action, if any, but the Trustee, subject to the provisions of Sections 14.02 and 14.03 of the Indenture, shall in no way be liable for any failure or omission in this regard.

Section 3.02. DATE OF SUPPLEMENTAL INDENTURE AND SERIES GGG BONDS, DUE 2036, ARE DATES OF IDENTIFICATION. The date of this Supplemental Indenture and the date of the Series GGG Bonds are intended as and for a date for the convenient identification of this Supplemental Indenture and of the Series GGG Bonds, and are not intended to indicate that this Supplemental Indenture was executed and delivered or that the Series GGG Bonds were executed, delivered or issued on said date; it being hereby provided that this Supplemental Indenture may be executed and delivered, and that the Series GGG Bonds may be executed, delivered or issued, either on said date or before or after said date, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgment hereto attached.

Section 3.03. SUPPLEMENTAL INDENTURE DEEMED TO BE PART OF BASE INDENTURE. This Supplemental Indenture shall be deemed to be part of the Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.04. TRUSTEE ACCEPTS TRUSTS ON SAME TERMS EXPRESSED IN BASE INDENTURE. It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Base Indenture.

Section 3.05. EXECUTION OF SUPPLEMENTAL INDENTURE IN COUNTERPARTS. In order to facilitate the recording of this Supplemental Indenture, the same may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.

Section 3.06. DEFINED TERMS. All terms used in this Supplemental Indenture which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture. As used in the Indenture, this Supplemental Indenture and the Series GGG Bonds, all references to “premium” on the Series GGG Bonds shall mean any amounts (other than accrued interest) payable upon the redemption of any Series GGG Bonds in excess of 100% of the principal amount of such Series GGG Bonds.

Section 3.07. CONFLICTING PROVISIONS. To the extent any provision in this Supplemental Indenture conflicts with any provision in the Indenture, the provisions of this Supplemental Indenture shall govern; provided, however, that in the event such conflict would require bondholder consent, the terms and provisions of the Indenture shall govern.

Section 3.08. GOVERNING LAW. The Base Indenture, as heretofore amended and supplemented, insofar as it applies to the Series GGG Bonds, this Supplemental Indenture and the Series GGG Bonds shall be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

Section 3.09. OTHER SUNDRY PROVISIONS. To the extent not otherwise addressed in this Supplemental Indenture, this Supplemental Indenture shall be subject to the provisions of Article XVII of the Indenture, the terms of which are hereby incorporated by reference into this Supplemental Indenture.

Section 3.10. SIGNATURE PROVISIONS. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Supplemental Indenture shall include (subject to the provisions set forth in the last sentence of this Section 3.10) images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture to the contrary notwithstanding, except as set forth in the proviso to this sentence, (a) this Supplemental Indenture and any other instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in this Supplemental Indenture to the execution, attestation or authentication of any bond of this series (including any Global Security) or any certificate of authentication appearing on or attached to any such bond by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats; provided that, notwithstanding the foregoing, this Supplemental Indenture may not be executed or attested by the parties hereto by DocuSign, AdobeSign or other electronic signature, and no Series GGG Bond (including, without limitation, any Global Security) and no certificate of authentication on any Series GGG Bond (including, without limitation, any Global Security) may be executed by DocuSign, AdobeSign or other electronic signature and each certificate of authentication must be executed by the Trustee by manual signature of an authorized signatory.

(Signature Page Follows)

IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by its Chairman of the Board, its President, one of its Vice Presidents or its Controller and its Secretary or one of its Assistant Secretaries and its corporate seal to be hereunto duly affixed, and U.S. Bank National Association, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by an authorized signatory, all as of August 21, 2026.

SOUTHERN CALIFORNIA GAS COMPANY
Attest:

/s/ Jason W. Egan	By	/s/ Jawaad A. Malik
Name: Jason W. Egan		Name: Jawaad A. Malik
Title: Corporate Secretary		Title: Senior Vice President, Strategy and Financial Planning and Treasurer

(SEAL)

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Fonda Hall
Name: Fonda Hall
Title: Vice President

[Signature Page – Series GGG Supplemental Indenture]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss
COUNTY OF LOS ANGELES	)

On August 19, 2026, before me, EDWARD THOMAS PORCIELLO, a Notary Public, personally appeared JASON W. EGAN and JAWAAD A. MALIK, who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Edward Thomas Porciello
SIGNATURE OF NOTARY PUBLIC

My Commission expires January 1, 2029

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss
COUNTY OF LOS ANGELES	)

On August 20, 2026, before me, NIVIE SAMAAN-LLOYD, a Notary Public, personally appeared FONDA HALL, of U.S. BANK NATIONAL ASSOCIATION, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Nivie Samaan-Lloyd
SIGNATURE OF NOTARY PUBLIC

My Commission expires September 25, 2028

EXHIBIT A

[FORM OF REGISTERED BOND WITHOUT COUPONS, SERIES GGG, DUE 2036]

[If this bond is issued as a global security, insert the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY OTHER PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

SOUTHERN CALIFORNIA GAS COMPANY

(Incorporated under the laws of the State of California)

5.500% FIRST MORTGAGE BOND, SERIES GGG, DUE 2036

No. ___	$___________ CUSIP No. 842434 DF6 ISIN No. US842434DF68

SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the “Corporation,” which term shall include any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________________ or registered assigns, the principal sum of _____________________ DOLLARS in lawful money of the United States of America, on September 1, 2036, and to pay interest thereon from August 21, 2026, or from the most recent date to which interest has been paid or duly provided for on the Series GGG Bonds (as defined on the reverse hereof), at the rate of 5.500% per annum in like lawful money, payable semi-annually in arrears, on March 1 and September 1 (each, an “Interest Payment Date”) in each year, commencing March 1, 2027, to the holder of record of this bond (as defined on the reverse hereof) at the close of business on the immediately preceding February 15 and August 15, respectively, until the Corporation’s obligation with respect to the payment of such principal (and premium, if any) shall be discharged as provided in the Indenture hereinafter mentioned. The principal of and premium, if any, and interest on this bond will be paid at the office or agency of the Corporation maintained for such purpose (initially the corporate trust office of U.S. Bank National Association, or its successor trustee under said Indenture) in the City and County of San Francisco, State of California and, if the Series GGG Bonds are issued in definitive certificated form under the circumstances set forth in clause (b) of Section 1.03 of Article I of the Series GGG Supplemental Indenture (as defined on the reverse hereof), at the office or agency maintained by the Corporation for such purpose in the Borough of Manhattan, the City and County of New York, State of New York. Notwithstanding the foregoing, so long as the registered holder of this bond is a depositary (as defined in the Series GGG Supplemental Indenture), or its nominee, payment of the principal of and premium, if any, and interest on this bond will be made by wire transfer of immediately available funds; and, if Series GGG Bonds are issued in definitive certificated form under the circumstances set forth in clause (b) of Section 1.03 of Article I of the Series GGG Supplemental Indenture, the Corporation may at its option pay interest on the Series GGG Bonds in definitive certificated form by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee referred to on the reverse hereof at least 15 days before the applicable Interest Payment Date by the persons entitled to payment. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set forth at this place.

This bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until U.S. Bank National Association, or its successor as trustee under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by the manual or facsimile signature of its authorized officer and its corporate seal or a facsimile thereof to be hereto affixed and attested by manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

SOUTHERN CALIFORNIA GAS COMPANY

By
Name:
Title:

(CORPORATE SEAL)

Attest:

Name:
Secretary

[REVERSE SIDE OF 5.500% FIRST MORTGAGE BOND, SERIES GGG, DUE 2036]

This bond is one of a duly authorized issue of bonds of the Corporation (herein called the “bonds”), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured by a First Mortgage Indenture dated October 1, 1940, between the Corporation and U.S. Bank National Association, as successor trustee, to which indenture and all indentures supplemental thereto, including Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, June 1, 1956, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976, September 15, 1981, May 18, 1984, November 15, 1986, January 15, 1988, August 15, 1992, October 1, 2002, November 18, 2005, November 18, 2010, September 21, 2012, March 13, 2014, September 11, 2014, June 18, 2015, June 3, 2016, May 15, 2018, September 24, 2018, June 4, 2019, January 9, 2020, March 29, 2022, November 14, 2022, May 23, 2023, May 23, 2023, March 18, 2024, August 14, 2024, May 16, 2025, May 16, 2025, and May 15, 2026 (herein collectively referred to, and as the same may be further amended or supplemented from time to time, as the “Indenture”), reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the bonds and of the trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums, and may be issued in series, which may mature at different times, may bear interest at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond is one of a series designated as the “First Mortgage Bonds, Series GGG, due 2036” (herein called “Series GGG Bonds”) of the Corporation, issued under and secured by the Indenture. The Supplemental Indenture dated as of August 21, 2026 relating to the Series GGG Bonds is sometimes herein called the “Series GGG Supplemental Indenture.” Terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the trustee and consented to by the holders of not less than two-thirds (2⁄3) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (2⁄3) in principal amount of the bonds of such series so affected, the Indenture or any indenture supplemental thereto and the rights and obligations of the Corporation and the holders of bonds, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of and premium, if any, and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders’ consents required as aforesaid; such proportions to be determined in each case as provided in the Indenture.

The Series GGG Bonds are entitled to the benefits of the Renewal Fund as provided in the Indenture.

Prior to June 1, 2036 (the “Par Call Date”), the Corporation may redeem the Series GGG Bonds at the Corporation’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series GGG Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Series GGG Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On and after the Par Call Date, the Corporation may redeem the Series GGG Bonds at the Corporation’s option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Series GGG Bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on Series GGG Bonds that are due and payable on any Interest Payment Date falling on or prior to a redemption date will be payable on that Interest Payment Date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Series GGG Bonds and the Indenture.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the Series GGG Bonds to be redeemed. Once notice of redemption is mailed, the Series GGG Bonds called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date. Redemption will not be conditional upon receipt by the trustee of monies sufficient to pay the redemption price.

Unless the Corporation defaults in the payment of the redemption price, on and after the redemption date the Series GGG Bonds or portions thereof called for redemption shall cease to bear interest and shall cease to be entitled to the lien of the Indenture. The Corporation will pay each registered holder of the Series GGG Bonds to be redeemed the redemption price and any accrued and unpaid interest once the Series GGG Bonds are surrendered for redemption.

In the event that the Corporation elects to redeem only a portion of the outstanding Series GGG Bonds on any redemption date, (a) the Series GGG Bonds to be redeemed shall be selected as provided in the Indenture and, in the case of Series GGG Bonds represented by a Global Security (as defined in the Series GGG Supplemental Indenture), in accordance with the procedures of The Depository Trust Company (or its successor as depositary for the Series GGG Bonds), (b) in the case of any Series GGG Bond being redeemed in part, the principal amount redeemed must be $25,000 or an integral multiple of $25,000 and the unredeemed portion of the principal amount of such Series GGG Bond must be an authorized denomination, and (c) the trustee will deliver without charge one or more new Series GGG Bonds in principal amount equal to the unredeemed portion of the principal amount of the Series GGG Bonds surrendered for redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Corporation in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day (as defined below) preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. As used in this paragraph and the immediately succeeding paragraph, the term “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Corporation’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Corporation will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall have no duty or obligation with respect to the calculation of the redemption price.

In case an event of default, as defined in the Indenture, shall occur, the principal of and interest accrued on all bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

This bond is transferable by the registered owner hereof at the office or agency in the City and County of San Francisco, State of California that the Corporation maintains for such purpose (initially the corporate trust office of U.S. Bank National Association, or its successor trustee under the Indenture) and, if Series GGG Bonds are issued in definitive certificated form under the circumstances set forth in clause (b) of Section 1.03 of Article I of the Series GGG Supplemental Indenture, at the office or agency in the Borough of Manhattan, the City and County of New York, State of New York, that the Corporation maintains for such purpose and in such other place or places as the Corporation may designate at any time or from time to time, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of said series, without coupons, of authorized denomination or denominations, of a like aggregate principal amount, will be issued to the transferee or transferees in exchange for this bond; and at any of said offices or agencies Series GGG Bonds are exchangeable for a like aggregate principal amount of other such bonds of authorized denominations; all in the manner and subject to the conditions as provided in the Indenture.

No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the Corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

In any case where any Interest Payment Date, any redemption date or the maturity date of the Series GGG Bonds is not a Business Day at any Place of Payment (as those terms are defined in the next sentence), then payment of the principal, premium, if any, and interest due on such Interest Payment Date, redemption date or maturity date, as the case may be, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment and, in that case, no interest will accrue on the amount payable for the period from and after such Interest Payment Date, redemption date or maturity date, as the case may be. As used in the immediately preceding sentence, “Place of Payment” means the City and County of San Francisco, State of California and any other place or places where the Corporation may from time to time maintain an office or agency where Series GGG Bonds may be presented for payment, and “Business Day,” when used with respect to any Place of Payment, means a day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to remain closed.

This bond shall be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Officer

Date of authentication: